EXHIBIT 99.1

[XTO Logo Here]

NEWS RELEASE

For Immediate Release

Number: 07-20

XTO ENERGY ANNOUNCES RECORD PRODUCTION

AND REVENUES FOR SECOND QUARTER

FORT WORTH, TX (July 24, 2007) – XTO Energy Inc. (NYSE-XTO) today reported record production in the second quarter 2007 of 1.698 billion cubic feet equivalent (Bcfe) per day, up 12% from the second quarter 2006 level of 1.516 Bcfe per day, and up 6% sequentially from 1.602 Bcfe per day in first quarter 2007. Total revenues for the second quarter were $1.33 billion, a 25% increase from $1.07 billion the prior year. Earnings for the quarter reached $432 million, or $1.16 per share ($1.14 diluted), a 28% decrease from second quarter 2006 earnings of $597 million, or $1.64 per share ($1.62 diluted). Second quarter 2006 earnings included a $469 million gain ($292 million after-tax) on the distribution of Hugoton Royalty Trust units and a $26 million income tax expense related to enactment of the State of Texas margin tax. Second quarter 2007 earnings include the effect of a less than $1 million non-cash change in derivative fair value. Excluding the after-tax effect of this non-cash change, the Company’s adjusted earnings for second quarter 2007 were $432 million, or $1.16 per share ($1.14 diluted), up 35% compared to second quarter 2006 adjusted earnings of $319 million, or 88 cents per share (86 cents diluted).1

Operating income for the quarter was $725 million, a 26% increase from second quarter 2006 operating income of $576 million. Operating cash flow, defined as cash provided by operations before changes in operating assets and liabilities, exploration expense and significant cash flow effects of earnings adjustments, was $870 million, up 31% from 2006 second quarter comparable operating cash flow of $664 million.1

Second quarter 2007 daily gas production averaged 1.331 Bcf, up 13% from second quarter 2006 daily production of 1.175 Bcf. Daily oil production for the second quarter was 46,051 barrels,

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XTO Energy Announces Record Production and Revenues for Second Quarter

a 2% increase from the second quarter 2006 level of 45,159 barrels. During the quarter, natural gas liquids production was 15,190 barrels per day, a 30% increase from the prior year quarter rate of 11,712 barrels per day.

“With the quarter’s record operational performance, 2007 is shaping up as another extraordinary year of value creation for our shareholders,” stated Bob R. Simpson, Chairman and Chief Executive Officer. “Our development campaign has outpaced original volume projections leading to another increase in production guidance for the year. Behind this success are strong field results across the board from tight-gas, shale, CBM and long-lived oil properties. The Company’s financial benchmarks are holding true with net income and operational cash flow at 33% and 65% of revenues, respectively. In addition to the Company’s nominated upsides of 7.3 Tcfe, XTO will expand its growth platforms in the Rockies and South Texas with the closing of the Dominion acquisition, further enhancing the visibility for future production and reserve growth. As we look forward, the XTO Energy advantages — free cash flow, decline curve management and a robust drilling inventory — will continue to drive record performance.”

Keith A. Hutton, President, further comments, “Our operational teams delivered another outstanding quarter as total production grew by 6% over the first quarter of the year. In the East Texas Region, the Freestone Trend reached an average gross rate of 596 MMcf per day, up over 3% sequentially. Within this field, we continue to see strong production rates from 20-acre locations and new horizontal wells in the Cotton Valley Limestone. In the Barnett Shale, net production surged to 309 MMcf per day, up 24% from the first quarter. During this period, we also completed XTO’s first Woodford Shale well at 4 MMcf per day, with other wells to follow, and have now dedicated 3 rigs to the play. In our San Juan Region, Raton CBM production has exceeded 65 MMcf per day, more than double the rate from the time of its acquisition. Looking ahead, with our focused

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XTO Energy Announces Record Production and Revenues for Second Quarter

development plans and the integration of the Dominion assets, we are increasing our production growth target to 17% for 2007.”

The average realized gas price for the second quarter increased 14% to $7.94 per thousand cubic feet (Mcf) from $6.99 per Mcf in second quarter 2006. Natural gas liquids prices averaged $41.20 per barrel for the quarter, 7% higher than the 2006 quarter average price of $38.53. The second quarter average oil price was $67.03 per barrel, an 8% increase from last year’s second quarter average price of $62.25.

For the first six months of 2007, the Company reported earnings of $815 million, or $2.21 per share ($2.17 diluted), compared with earnings of $1.06 billion or $2.93 per share ($2.88 diluted) for the same 2006 period. Year-to-date 2006 earnings included a $469 million gain ($295 million after-tax) on the distribution of Hugoton Royalty Trust units and a $26 million income tax expense related to enactment of the State of Texas margin tax. Included in year-to-date 2007 earnings is the effect of a non-cash change in derivative fair value. Excluding this non-cash change, the Company’s adjusted earnings were $838 million, or $2.27 per share ($2.23 diluted), up 7% compared to year-to-date 2006 adjusted earnings of $783 million, or $2.15 per share ($2.12 diluted).1 Operating cash flow was $1.67 billion for the first half of 2007, up 13% compared with $1.47 billion for the 2006 period.1 Total revenues for the first six months of 2007 were $2.50 billion, a 10% increase from revenues of $2.28 billion for the same 2006 period. Year-to-date operating income was $1.37 billion, a 2% increase from $1.35 billion for the first half of 2006.

* * *

An Operations Overview detailing second quarter activities is available on the Company’s website at http://www.xtoenergy.com.

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XTO Energy Announces Record Production and Revenues for Second Quarter

XTO Energy Inc. is a domestic energy producer engaged in the acquisition, development and discovery of quality, long-lived oil and natural gas properties in the United States. Its properties are concentrated in Texas, New Mexico, Arkansas, Oklahoma, Kansas, Wyoming, Colorado, Alaska, Utah, Louisiana and Mississippi.

1	Adjusted earnings and operating cash flow are non-GAAP financial measures. See the end of this release for further explanation and reconciliation of these measures.

Contact:	Louis G. Baldwin	Gary D. Simpson
	Executive Vice President &	Senior Vice President
	Chief Financial Officer	Investor Relations & Finance
	XTO Energy Inc.	XTO Energy Inc.
	817/870-2800	817/870-2800

The Company’s second quarter 2007 earnings and operational review conference call will be broadcast live via Internet webcast at 4:00 p.m. (EDT) on Tuesday, July 24, 2007. The webcast may be accessed on the Company’s website at http://www.xtoenergy.com.

Statements made in this news release, including those relating to reliability of future growth, continued record performance, production growth target in 2007, value creation for stockholders, future net income and operational cash flow as a percentage of revenues, upsides and production growth by region, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, failure to close our previously announced acquisition of properties from Dominion, failure to timely integrate Dominion properties and personnel, the timing and extent of changes in oil and gas prices, changes in underlying demand for oil and gas, the timing and results of drilling activity, the availability of and cost of obtaining drilling equipment and personnel, higher than expected production costs and other expenses and market conditions. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

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XTO ENERGY INC.

(in millions, except production, per share and per unit data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Consolidated Income Statements
REVENUES
Gas and natural gas liquids	$1,019	$788	$1,891	$1,743
Oil and condensate	281	256	555	484
Gas gathering, processing and marketing	30	22	52	53
Other	(1)	—	—	1

Total Revenues	1,329	1,066	2,498	2,281

EXPENSES
Production	146	119	275	243
Taxes, transportation and other	107	86	188	190
Exploration (a)	7	3	11	9
Depreciation, depletion and amortization	265	211	505	407
Accretion of discount in asset retirement obligation	6	4	11	8
Gas gathering and processing	22	10	41	14
General and administrative (b)	52	75	108	115
Derivative fair value (gain) loss (c)	(1)	(18)	(13)	(50)

Total Expenses	604	490	1,126	936

OPERATING INCOME	725	576	1,372	1,345

OTHER (INCOME) EXPENSE
Gain on distribution of royalty trust units	—	(469)	—	(469)
Interest expense, net (d)	47	46	94	87

Total Other (Income) Expense	47	(423)	94	(382)

INCOME BEFORE INCOME TAX	678	999	1,278	1,727

INCOME TAX
Current (e)	101	329	207	466
Deferred	145	73	256	197

Total Income Tax Expense	246	402	463	663

NET INCOME	$432	$597	$815	$1,064

EARNINGS PER COMMON SHARE
Basic	$1.16	$1.64	$2.21	$2.93

Diluted	$1.14	$1.62	$2.17	$2.88

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	371.9	363.8	369.4	363.8

Diluted	378.5	369.3	375.4	369.4

Average Daily Production
Gas (Mcf)	1,330,815	1,174,602	1,297,350	1,150,438
Natural Gas Liquids (Bbls)	15,190	11,712	13,013	11,420
Oil (Bbls)	46,051	45,159	45,851	44,862
Natural Gas Equivalents (Mcfe)	1,698,263	1,515,823	1,650,535	1,488,133

Average Sales Prices (f)
Gas (per Mcf)	$7.94	$6.99	$7.66	$8.00
Natural Gas Liquids (per Bbl)	$41.20	$38.53	$39.04	$36.70
Oil (per Bbl)	$67.03	$62.25	$66.82	$59.64

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XTO ENERGY INC. (continued)

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Consolidated Statement of Cash Flows Data (Unaudited)
Net Income	$432	$597	$815	$1,064
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	265	211	505	407
Accretion of discount in asset retirement obligation	6	4	11	8
Dry hole expense	6	1	8	4
Non-cash incentive compensation	13	43	30	50
Gain on distribution of royalty trust units	—	(469)	—	(469)
Deferred income tax	145	73	256	197
Non-cash change in derivative fair value	—	(19)	36	(18)
Other non-cash items	2	10	1	8
Changes in operating assets and liabilities	(69)	(38)	(11)	125

Cash Provided by Operating Activities	$800	$413	$1,651	$1,376

	June 30, 2007	December 31, 2006
	(Unaudited)
Consolidated Balance Sheet Data
Cash and cash equivalents	$742	$5

Current Assets	$1,938	$1,585
Less - Derivative fair value (g)	381	804

Current Assets, excluding derivative fair value	$1,557	$781

Net Property and Equipment	$12,350	$10,824

Total Assets	$14,752	$12,885

Current Liabilities	$1,147	$1,240
Less:
Derivative fair value (g)	17	37
Deferred income tax payable (g)	124	263

Current Liabilities, excluding derivative fair value and deferred income tax payable	$1,006	$940

Long-term Debt	$3,552	$3,451

Total Stockholders’ Equity	$7,400	$5,865
Less - Accumulated other comprehensive income (g)	233	486

Total Stockholders’ Equity, excluding accumulated other comprehensive income	$7,167	$5,379

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XTO ENERGY INC. (continued)

(a)	Includes geological and geophysical costs, as well as dry hole costs of $6 million in the three-month and $8 million in the six-month 2007 periods, and $1 million in the three-month and $4 million in the six-month 2006 periods.
(b)	Includes non-cash incentive award compensation of $13 million in the three-month and $30 million in the six-month 2007 periods, and $43 million in the three-month and $50 million in the six-month 2006 periods.
(c)	The derivative fair value (gain) loss comprises the change in fair value of the following derivative financial instruments not providing effective hedges (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Btu swap contracts	$—	$—	$—	$(16)
Other non-hedge derivatives	1	(1)	3	—
Ineffective portion of hedge derivatives	(2)	(17)	(16)	(34)

Total derivative fair value (gain) loss	$(1)	$(18)	$(13)	$(50)

(d)	Net of capitalized interest of $7 million in the three-month and $13 million in the six-month 2007 periods, and $4 million in the three-month and $7 million in the six-month 2006 periods.
(e)	The current income tax provision exceeds cash tax expense by the benefit realized upon exercise of stock options not expensed in the financial statements. This benefit, which is recorded in additional paid-in capital, was $4 million in the three-month and $17 million for the six-month 2007 periods, and $26 million in the three-month and $33 million for the six-month 2006 periods.
(f)	Average sales prices include realized gains and losses upon cash settlement of hedge derivatives.

Realized gains and losses on non-hedge derivatives and on the ineffective portion of hedge derivatives are recorded as a component of derivative fair value (gain) loss (see (c) above). These non-hedge and ineffective derivative gains and losses are primarily related to the timing of entering basis swap agreements and designating them as hedges associated with NYMEX swaps. If realized non-hedge and ineffective gains and losses, attributable to second quarter and six-month production, had been recorded as oil and gas revenue, the average oil and gas prices would have been:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Gas (per Mcf)	$7.94	$6.97	$7.86	$8.19
Oil (per Bbl)	$67.21	$62.27	$67.17	$59.51

(g)	These adjustments are made to current assets, current liabilities and stockholders’ equity because these items are recorded based on estimated derivative fair values and resulting unrealized gains and losses. Realized gains and losses will be based on commodity prices when related future production occurs. Net assets and equity to be recorded when future production occurs are not included in the balance sheet.

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XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

Adjusted Earnings

Adjusted earnings, a non-GAAP financial measure, excludes certain items that management believes affect the comparability of operating results. The Company discloses adjusted earnings as a useful adjunct to GAAP net income because:

•	Management uses adjusted earnings to evaluate the Company’s operational trends and performance relative to other oil and gas producing companies.

•	Adjusted earnings are reflected on a basis more comparable to earnings estimates provided by securities analysts.

•

Items excluded generally are one-time items, or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the Company generally excludes information regarding these types of items.

The following reconciles GAAP net income to adjusted earnings:

(in millions, except per share data)	Three Months Ended June 30,			Six Months Ended June 30,
(Unaudited)	2007	2006		2007	2006
Net income	$432	$597		$815	$1,064
Adjustments, net of tax:
Non-cash change in derivative fair value	—	(12	)(a)	23	(12	)(a)
Gain on distribution of royalty trust units	—	(292)		—	(295)
Income tax expense related to enactment of new Texas margin tax	—	26		—	26

Adjusted earnings	$432	$319	(a)	$838	$783	(a)

Adjusted earnings per common share:
Basic	$1.16	$0.88	(a)	$2.27	$2.15	(a)

Diluted	$1.14	$0.86	(a)	$2.23	$2.12	(a)

(a)	Adjusted earnings for the 2006 three and six-month periods were changed to include the derivative cash settlements. The effect was to decrease adjusted earnings by $1 million, or $0.00 per share ($0.01 diluted), for the three-month period and increase adjusted earnings by $20 million, or $0.05 per share ($0.06 diluted) for the six-month period.

Operating Cash Flow

Operating cash flow, a non-GAAP financial measure, is defined as cash provided by operating activities before changes in operating assets and liabilities, exploration expense and significant cash flow effects of earnings adjustments. Because of these adjustments, this cash flow statistic is different from cash provided by operating activities, as disclosed under GAAP. Management believes operating cash flow is a better liquidity indicator for oil and gas producers because of the adjustments made to cash provided by operating activities, explained as follows:

•

Adjustment for changes in operating assets and liabilities eliminates fluctuations primarily related to the timing of cash receipts and disbursements, which can vary from period-to-period because of conditions the Company cannot control (for example, the day of the week on which the last day of the period falls), and results in attributing cash flow to operations of the period that provided the cash flow.

•

Adjustment for exploration expense is to provide an amount comparable to operating cash flow for full cost companies and to eliminate the effect of a discretionary expenditure that is part of the Company’s capital budget.

•	Adjustment for the significant cash flow effects of earnings adjustments (See “Adjusted Earnings” above) so that operating cash flow is reported on a basis comparable to adjusted earnings.

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XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

Management uses operating cash flow not only for measuring the Company’s cash flow and liquidity, but also in evaluating the Company against other oil and gas producing companies and valuing potential producing property acquisitions.

The following reconciles cash provided by operating activities, the GAAP cash flow statistic, to operating cash flow:

(in millions)	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited)	2007	2006	2007	2006
Cash Provided by Operating Activities	$800	$413	$1,651	$1,376
Changes in operating assets and liabilities	69	38	11	(125)
Exploration expense, excluding dry hole expense	1	2	3	5
Current tax related to gain on distribution of royalty trust units	—	211	—	211

Operating Cash Flow	$870	$664	$1,665	$1,467

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